Exhibit 99.2

FOR IMMEDIATE RELEASE:	CONTACT
Jan. 5, 2018	Bob East, Westwicke Partners
443.213.0500 | diplomat@westwicke.com

Diplomat Reaffirms 2017 Guidance, Provides Preliminary 2018 Outlook

The nation’s largest independent provider of specialty pharmacy services announces reaffirmed guidance for 2017 and preliminary 2018 projections.

FLINT, Mich. — Diplomat Pharmacy Inc. (NYSE: DPLO) has reaffirmed guidance for the full-year 2017 and provided a preliminary 2018 outlook.

Diplomat preliminarily expects 2017 revenue to be near the middle of the previously provided range and Adjusted EBITDA to be at the upper end of the previously announced range. This excludes any incremental contribution of LDI (as defined below) for the post-close period in 2017, which was not included in our previous guidance.

•                  Revenue will be at the midpoint of $4.4 and $4.6 billion.

•                  Adjusted EBITDA will be at the upper end of the range of $99 and $102 million.

Joel Saban, president of Diplomat, said the continued synergies and performance of strategic moves in 2017 have positioned the company for long-term sustainable growth.

“Our continued expansion into a broader-based healthcare company, driven by our entry into the pharmacy benefit management space, presents new opportunities. In addition to our integral PBM capabilities, we can accelerate our specialty and infusion services growth,” Saban said. “Now, we are focused on continuing to realize synergies from these acquisitions as we move through the integration process.”

Saban continued, “With expanded capabilities under our three complementary focus areas of pharmacy services, payer services, and industry services, we can meet stakeholders’ evolving needs and enable exceptional patient care through our unique industry position and innovative service model. We are proud to have made a number of strategic, disciplined acquisitions; added to our leadership team; and diversified our services—all to be a springboard for growth in 2018.”

Business Outlook

In 2018, Diplomat preliminarily expects:

•                  Revenue in the range of $5.3 to $5.6 billion, representing an approximately 20 percent increase based on the midpoint of the 2017 range.

•                  Adjusted EBITDA in the range of $164 to $170 million, representing an approximately 66 percent increase based on the midpoint of the 2017 range.

The preliminary projection includes the impact from the LDI Integrated Pharmacy Services (“LDI”) and the National Pharmaceutical Services acquisitions that closed on December 20, 2017, and November 29, 2017, respectively. The company’s preliminary guidance is based on early visibility into the promising growth prospects for the business. Diplomat plans to update investors in late February with full guidance for the year as the company makes further progress with integration, realization of synergies, new 2018 contracts, and any benefits to Diplomat under the new corporate tax environment.

“Looking to 2018, we expect to take advantage of the investments made in 2017 with a goal of accelerating our topline, Adjusted EBITDA, and cash flow. Our growth strategy reflects our determination to address the unmet needs of the many players in the healthcare industry through complementary services. First, we will drive organic volume through a refreshed marketing strategy in the traditional specialty pharmacy space. Second, we will continue to penetrate the fragmented infusion market. Third, we will complement both of these categories through our disruption of the middle-market in the pharmacy benefit manager space. Finally, we will continue to advance our specialty footprint by deepening our relationships with manufacturers through critical service solutions,” Saban said.

Non-GAAP Information

We define adjusted EBITDA as net income (loss) attributable to Diplomat before interest expense, income taxes, depreciation and amortization, share-based compensation, change in fair value of contingent consideration and other merger and acquisition-related expenses, restructuring and impairment charges, and certain other items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA is not in accordance with, or an alternative to, accounting principles generally accepted in the United States (“GAAP”). In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in the press release, and we do not infer that our future results will be unaffected by unusual or non-recurring items.

We consider Adjusted EBITDA to be a supplemental measure of our operating performance.  We discuss Adjusted EBITDA because it is used by our Board of Directors and management to evaluate our operating performance. Adjusted EBITDA is also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends and for evaluating the effectiveness of our business strategies. Furthermore, we believe it assists us, as well as investors, in comparing performance from period to period on a consistent basis. Other companies in our industry may calculate Adjusted EBITDA differently than we do and these calculations may not be comparable to our Adjusted EBITDA metrics.

Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact net income, we are unable to reasonably estimate the related impact of such items to net income, the GAAP financial measure most directly comparable to Adjusted EBITDA at this time. Accordingly, we are unable to provide a reconciliation of Adjusted EBITDA to net income with respect to the updated and forward-looking guidance provided herein. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a significant impact on our full-year GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and may include Diplomat’s expectations regarding revenues, Adjusted EBITDA, the expected benefits of acquisitions, business and growth strategies, and the CEO search process.  The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; the outcome of material legal proceedings; our relationships with key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; revenue concentration of the top specialty drugs we dispense; our ability to maintain relationships with a specified wholesaler and two pharmaceutical manufacturers or other pharmaceutical manufacturers that become material to our business over time; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our capability to penetrate the fragmented infusion market; the success of our strategy in the pharmacy benefit manager space; the ability to advance our specialty footprint by deepening our relationships with manufacturers through critical service solutions; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including any delays or difficulties in integrating the combined businesses, and the ability to achieve cost savings and operating synergies and the timing thereof; CEO succession planning and the dependence on our senior management and key employees and managing recent turnover among key employees; potential disruption to our workforce and operations due to recent cost savings and restructuring initiatives; and the additional factors set forth in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) is the nation’s largest independent provider of specialty pharmacy services—helping patients and providers in all 50 states. The company offers medication management programs for people with complex chronic diseases and delivers unique solutions for manufacturers, hospitals, payors, providers, and more. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

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